    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1996


                                                      REGISTRATION NO. 333-12537
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                         AMERICAN FINANCIAL GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  OHIO
(State or other jurisdiction of incorporation or                  31-1422526
               organization)                         (IRS Employer Identification Number)

                             ONE EAST FOURTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 579-2121
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                       AMERICAN FINANCIAL CAPITAL TRUST I
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE
(State or other jurisdiction of incorporation or                  31-6538554
                   organization)                     (IRS Employer Identification Number)

                             ONE EAST FOURTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 579-2121
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                            ------------------------

                                                 JAMES C. KENNEDY, ESQ.
                                          Deputy General Counsel and Secretary
            with copies to:                  American Financial Group, Inc.                 with copies to:
                                                 One East Fourth Street
         Gary P. Kreider, Esq.                   Cincinnati, Ohio 45202                 Timothy E. Hoberg, Esq.
  Keating, Muething & Klekamp, P.L.L.                (513) 579-2538                   Taft, Stettinius & Holliser
          1800 Provident Tower            (Name, address, including zip code,            1800 Star Bank Center
         One East Fourth Street                  and telephone number,                     425 Walnut Street
         Cincinnati, Ohio 45202            including area code, of agent for             Cincinnati, Ohio 45202
             (513) 579-6411                             service)                             (513) 357-9308

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the date this registration statement becomes effective.

                            ------------------------
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                          ____________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                          ____________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the offering described in this Registration Statement:


Securities and Exchange Commission registration fee*..............................  $ 39,655
NYSE listing fee..................................................................    45,000
Legal fees and expenses...........................................................   175,000
Accounting fees and expenses......................................................    40,000
Printing and engraving expenses...................................................   115,000
Trustee's fees and expenses.......................................................    12,000
Rating Agencies' fees.............................................................    95,000
Blue Sky fees and expenses........................................................    15,000
Miscellaneous.....................................................................    13,345
                                                                                    --------
  TOTAL...........................................................................  $550,000
                                                                                    ========

---------------

*Actual; other expenses are to be filed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Ohio Revised Code, Section 1701.13(E), allows indemnification by the Company of any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Company, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Company unless deemed otherwise by the court. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. The Company's Code of Regulations extends such indemnification.

     The Company maintains, at its expense, Directors and Officers Liability and Company Reimbursement Liability Insurance. The Directors and Officers Liability portion of such policy covers all directors and officers of the Company and of the companies which are, directly or indirectly, more than 50% owned by the Company. The policy provides for payment on behalf of the directors and officers, up to the policy limits and after expenditure of a specified deductible, of all Loss (as defined) from claims made against them during the policy period for defined wrongful acts, which include errors, misstatements or misleading statements, acts or omissions and neglect or breach of duty by directors and officers in the discharge of their individual or collective duties as such. The insurance includes the cost of investigations and defenses, appeals and bonds and settlements and judgments, but not fines or penalties imposed by law. The insurance does not cover any claims arising out of acts alleged to have been committed prior to November 24, 1978. The insurer limit of liability under the policy is $50,000,000 in the aggregate for all losses each year subject to certain individual and aggregate deductibles. The policy contains various exclusions and reporting requirements.

     The Company also has entered into indemnification agreements with its executive officers and directors providing for indemnification (and advancement of expenses) against certain liabilities to the fullest extent provided by Ohio law.

     The Declaration provides that no Property Trustee or any of its Affiliates, Delaware Trustee or any of its Affiliates, or any officer, director, shareholder, member, partner, employee, representative, custodian, nominee or agent of the Property Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee, Affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any regular Trustee or any Affiliate thereof, or any employee or agent of the Trust or its Affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust or any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or its Affiliates or to any holder of Preferred Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of the Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

     The Declaration also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expense (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declaration also provides that to the full extent permitted by law, the Company shall indemnify and Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgement in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or manner as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which Court of Chancery or such other court shall deem proper. The Declaration further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the Declaration.

     The directors and officers of the Company and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or the Trust. Any agents, dealers or underwriters who execute any of the agreements filed as Exhibit 1 to this Registration Statement will agree to indemnify the Company's directors and their officers and the Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to the Company or the Trust by or on behalf of any such indemnifying party.

     The Declaration also provides that the Company shall indemnify each Fiduciary Indemnified Person against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under the Trust, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


EXHIBIT NUMBER                            DESCRIPTION OF DOCUMENT
-------------- --------------------------------------------------------------------------------
      1.1      Form of Underwriting Agreement for Preferred Securities
      4.1*     Form of Indenture
      4.2*     Certificate of Trust of American Financial Capital Trust I
      4.3      Amended and Restated Declaration of Trust of American Financial Capital Trust I
      4.4*     Form of Preferred Securities Guarantee Agreement
      4.5*     Form of Common Securities Guarantee Agreement
      4.6*     Form of Subordinated Debenture (contained in Exhibit 4.1)
      4.7*     Form of Preferred Security
      4.8*     Form of Common Security
      5.1      Opinion of Keating, Muething & Klekamp, P.L.L.
      5.2      Opinion of Morris, Nichols, Arsht & Tunnell
      8.1      Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
     23.1      Consents of Independent Auditors.
     23.2      Consent of Keating, Muething & Klekamp, P.L.L. (Contained on Exhibit 5.1)
     23.3      Consent of Morris, Nichols, Arsht & Tunnell (Contained on Exhibit 5.2)
     23.4      Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (Contained on Exhibit
               8.1)
     24  *     Powers of Attorney (contained on the signature page).
     25.1*     Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture
     25.2*     Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of American
               Financial Capital Trust I
     25.3*     Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee of the Trust Preferred Securities
               Guarantee for the benefit of the holders of Preferred Securities of American
               Financial Capital Trust I


---------------


* Previously filed.


ITEM 17.  UNDERTAKINGS.

(a) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The Company and the Trust hereby undertake that:

     (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company and the Trust pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

     (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 15th day of October, 1996


                                            AMERICAN FINANCIAL GROUP, INC.

                                            By: /s/ CARL H. LINDNER
                                               -------------------------
                                               Carl H. Lindner
                                               Chairman of the Board and Chief
                                                Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                                  CAPACITY                        DATE
-------------------------------------------- -------------------------------------- ---------------------
/s/ CARL H. LINDNER*                         Chairman of the Board and Chief        October 15, 1996
----------------------------                 Executive Officer and a Director
Carl H. Lindner                              (Principal Executive Officer)

/s/ CARL H. LINDNER III*                     Director                               October 15, 1996
----------------------------
Carl H. Lindner III

/s/ S. CRAIG LINDNER*                        Director                               October 15, 1996
----------------------------
S. Craig Lindner

/s/ KEITH E. LINDNER*                        Director                               October 15, 1996
----------------------------
Keith E. Lindner

/s/ JAMES E. EVANS*                          Director                               October 15, 1996
----------------------------
James E. Evans

/s/ Theodore H. Emmerich*                    Director                               October 15, 1996
----------------------------
Theodore H. Emmerich

/s/ THOMAS M. HUNT*                          Director                               October 15, 1996
----------------------------
Thomas M. Hunt

/s/ WILLIAM R. MARTIN*                       Director                               October 15, 1996
----------------------------
William R. Martin

/s/ FRED J. RUNK                             Senior Vice President and Treasurer    October 15, 1996
----------------------------                 (Principal Financial and Accounting
Fred J. Runk                                 Officer)

*By: /s/ JAMES C. KENNEDY
    ----------------------
     James C. Kennedy
     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, American Financial Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 15th day of October, 1996


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                             AMERICAN FINANCIAL CAPITAL TRUST I

                                            By: /s/ JAMES E. EVANS*
                                               --------------------------------
                                               James E. Evans, as Trustee

                                            By: /s/ THOMAS E. MISCHELL*
                                               --------------------------------
                                               Thomas E. Mischell, as Trustee

                                            *By: /s/ JAMES C. KENNEDY
                                                -------------------------------
                                                James C. Kennedy
                                                Attorney-in-Fact